Exhibit 99

ICNB Financial Corporation
302 West Main Street
Ionia, Michigan 48846

May 11, 2007

ICNB Financial Corporation Shareholders

      Re: Election Procedures for Shareholders of ICNB Financial Corporation

Dear ICNB Shareholder:

        ICNB Financial Corporation and Firstbank Corporation have entered into an agreement and plan of merger in which ICNB would be merged into Firstbank. As an ICNB shareholder, you should have received, or will receive shortly, in a separate mailing a prospectus and proxy statement and a proxy to vote on the proposed merger.

        If the merger is completed as proposed, each ICNB share will be converted into the right to receive either 1.407 shares of Firstbank common stock or $31.50 in cash or a combination. Each ICNB shareholder has the right to elect to receive either cash or stock subject to certain limitations provided in the merger agreement.

        You must complete the enclosed form in order to choose whether you want to receive cash or Firstbank stock in exchange for your ICNB stock. If you fail to properly complete this form and return it to the exchange agent with your ICNB stock certificates, you will not be able to choose what you will receive in exchange for your ICNB stock.

        Registrar and Transfer Company, which is Firstbank’s transfer agent, has been appointed as the exchange agent for exchanging your ICNB stock certificates for Firstbank stock certificates and/or cash. Registrar and Transfer Company is also administering the election process for Firstbank and ICNB. You must return your election form and stock certificates to Registrar and Transfer Company. Do NOT send them to ICNB.

THIS FORM AND YOUR STOCK CERTIFICATES MUST BE RECEIVED BY REGISTRAR AND TRANSFER COMPANY NO LATER THAN 10:00 A.M. ON JUNE 19, 2007 IN ORDER FOR YOUR ELECTION TO BE VALID.

ICNB Shareholders
May 11, 2007

YOU WILL NOT RECEIVE ANY CASH OR FIRSTBANK STOCK UNTIL YOU HAVE DELIVERED YOUR ICNB STOCK CERTIFICATES.

        You can elect cash or stock by doing the following:

        1.        Please check your address and the information on the label on the top of the form. If the information is not correct or if there is no label, please correct or provide the information below your signature.

        2.        Check one box to indicate what you want to receive. Your options are either all cash, all Firstbank stock, some combination of cash and stock, or that you have no preference. If you select more than one box or fail to make any selection, you will not be able to choose what you receive.

        3.        Complete the Form W-9 to provide us with your correct social security or tax identification number.

        4.        Sign and send the enclosed form AND YOUR STOCK CERTIFICATES to Registrar and Transfer Company at the address on the form.

        If you have lost your ICNB stock certificate, you will need to provide us with a bond against liability should someone else find your certificate. Please see and follow Instruction No. B(5) and complete the affidavit. You will also need to make a payment to Seaboard Surety Company.

        If the ICNB stock you are exchanging is not in your name or you want to have payment made to someone other than yourself, please see Instruction No. B(1) and (2).

        You have the right to change your decision prior to 10:00 a.m. on June 19, 2007. In order to change your decision, you must complete this form again with the change and the new form must be received by Registrar and Transfer Company prior to 10:00 a.m. on June 19, 2007. You may withdraw your election and stock certificates at any time before 10:00 a.m. on June 19, 2007 by providing notice to Registrar and Transfer Company. If the merger does not take place for any reason, your stock certificates will be returned to you.

        This form is not a proxy or ballot to vote on approval of the agreement and plan of merger. A prospectus and proxy statement has been mailed separately. Please refer to the prospectus and proxy statement for instructions on how to vote your shares. For a copy of the prospectus and proxy statement, please call James D. Fast, President and Chief Executive Officer of ICNB, at (616) 527-8725.

        If you have questions regarding exchanging your ICNB stock, please contact Registrar and Transfer Company at 1-800-368-5948 or at <U>info@rtco.com</U>.

ICNB Shareholders
May 11, 2007

THIS LETTER IS ONLY A SUMMARY OF THE ELECTION PROCEDURES. THE PROCEDURES ARE GOVERNED BY THE INSTRUCTIONS ON THE ENCLOSED ELECTION FORM AND LETTER OF TRANSMITTAL AND THE AGREEMENT AND PLAN OF MERGER. PLEASE REFER TO AND CAREFULLY READ THE INSTRUCTIONS ON THE ENCLOSED ELECTION FORM AND LETTER OF TRANSMITTAL AND THE PROSPECTUS AND PROXY STATEMENT.

Sincerely, ICNB FINANCIAL CORPORATION /s/ James D. Fast James D. Fast President & Chief Executive Officer